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                                                                   Exhibit 10.22
                              THE DTM CORPORATION

                         1999 MANAGEMENT INCENTIVE PLAN


PURPOSE
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The DTM Management Incentive Plan (the Plan) has been established to provide opportunities to certain key management personnel to receive incentive compensation as a reward for high levels of performance above the ordinary performance standards compensated by base salary. The Plan is designed to provide a competitive level of rewards when all relevant performance objectives are achieved.

ELIGIBILITY
-----------

Participation in the Plan will be limited to those key executives and employees that have the potential to influence significantly and positively the performance of the Company. Participants will be selected by the Compensation Committee annually. Inclusion of a key manager as a participant does not, however, assure that an incentive award will be paid to the participant for the year since actual awards are determined at the sole discretion the Compensation Committee.

To be eligible for participation in a particular year, a key manager must have assumed the duties of an incentive-eligible position and have been selected for participation in the Plan by the date, which is at least one month prior to the beginning of the Plan Year. Incentive awards for participants who become eligible for the Plan, other than at the beginning of the Plan Year, will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the person was a Participant in the Plan, and the denominator of which is the total number of months in the Plan Year.

PARTICIPANT CATEGORIES
----------------------

Each participant will be assigned each year to an incentive category based on organizational level and potential impact on important company results. The participant categories define the target level of incentive opportunity, stated as a percentage of base salary that will be available to the participant. Category assignments are approved annually by the Compensation Committee.

PARTICIPANT INCENTIVE CATEGORIES
--------------------------------

The participant incentive categories and the respective target bonus percentage for each such category so established shall be determined by the Compensation Committee.

PARTICIPANT TARGET BONUS
------------------------

The target bonus is the dollar amount of target level incentive opportunity for each participant. It is the product of the participant's annual base salary and the target bonus percentage determined by his or her incentive category designation.

PERFORMANCE MEASURES
--------------------

Performance measures are to be determined annually by the Compensation Committee and may include Revenue, Net Income, Pretax Income, Consolidated Operating Income, Operating Income Return on Net Capital Employed, Cash Flow, Working Capital, Return on Equity, Return on Assets, and Earnings per Share of Common Stock of the Company for the Plan Year.

PARTIAL PLAN YEAR PARTICIPATION
-------------------------------

Subject to Compensation Committee approval, incentive awards to participants who terminate during the plan Year for reasons of death, disability, or normal or early retirement will be calculated as specified

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herein and will be paid pro rata based on a fraction, the numerator of which is the number of full and partial months of the Plan Year during which the participant was employed by the Company, and the denominator of which is the total number of months in the Plan Year. These payments will be made at the time that award payments are made to all other participants.

Subject to the sole discretion of the Compensation Committee, participants who terminate during the Plan Year for reasons other than death, disability, or normal or early retirement may receive incentive award payments for such Plan Year on a pro rata basis as described above

PERFORMANCE GOALS
-----------------

The Compensation committee will designate for each Plan Year:

       .  The performance measures to be used for the Plan Year;

       . A schedule for each performance measure relating achievement levels for the performance measure to incentive award levels as a percentage of participants' target awards, and

       .  The relative weightings of the performance measures for the Plan year.

INCENTIVE POOLS
---------------

The total target incentive pool for DTM is equal to the sum of the individual target bonuses for all DTM participants. The total target incentive pool is divided into generator pools - - one generator pool for each performance measure. The weightings for each performance measure determine the target dollar amount for each generator pool. The Compensation Committee may establish additional conditions and limitations on the computation of the target incentive pool or any generator pool.

POOL GENERATION
---------------

Each generator pool will be funded according to performance against goals based on criteria established by the Compensation Committee. The sum of the dollar amounts from each generator pool provides the total dollar amount from which participant bonus payments will be made.

DETERMINATION OF PARTICIPANT BONUS AWARDS
-----------------------------------------

The participant bonuses earned based on each generator pool will be summed to arrive at the participant's total bonus payment for the Plan year. A participant's total bonus payment may be further adjusted either up or down by the Compensation Committee, in its sole discretion.

PROVISIONS
----------

The Management Incentive Plan is a discretionary compensation plan. While performance is an important element in determining incentive under the Plan, actual payments, if any, are made at the sole discretion of the Compensation committee. No awards under the Plan are to be considered earned until received.

PLAN YEAR
---------

The Plan Year shall be the fiscal year of the Company.

PLAN ADMINISTRATION
-------------------

The Plan will be administered by the Committee. The Committee is empowered to set pre-established performance targets, measure the results and determine the amounts payable.

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